EAGLE CAPITAL APPRECIATION FUND

FORM N-CSR

Exhibit 12(b)

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C § 1350, each of the undersigned officers of Eagle Capital Appreciation Fund (the “Trust”), hereby certifies, to the best of such officer’s knowledge, that the Trust’s report on Form N-CSR for the period ended April 30, 2016 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Date:	June 16, 2016

/s/ Susan L. Walzer
Susan L. Walzer
Principal Executive Officer

/s/ Carolyn Gill
Carolyn Gill
Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Trust and will be retained and furnished to the U.S. Securities and Exchange Commission or its staff upon request.